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                                EXHIBIT 23




                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Unit Corporation on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-
64323 and 33-53542), Form S-3 (File No.'s 333-42341, 333-83551 and
333-89353) and Form S-4 (File No. 333-94325) of our report dated February 22, 2000, on our audits of the consolidated financial statements and financial statement schedule of Unit Corporation as of December 31, 1998 and 1999, and for the years ended December 31, 1997, 1998 and 1999, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP







Tulsa, Oklahoma
March 9, 2000